                                                                    Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                                   18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                        SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of JLG Industries, Inc. (the "Company") on Form 10-Q for the period ended January 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James H. Woodward, Jr., Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.





/s/ James H. Woodward, Jr.


James H. Woodward, Jr.
Executive Vice President and Chief Financial Officer
March 16, 2004


The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except, to the extent this Exhibit 32.2 is specifically incorporated by reference in any such filing.

A signed original of this written statement required by Section 906 has been provided to JLG Industries, Inc. and will be retained by JLG Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.